VARIABLE ANNUITY INVERSE GOVERNMENT LONG BOND STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Face

Market

Face

Market

Amount

Value

Amount

Value

FEDERAL AGENCY DISCOUNT NOTES 48.6%

Individual Repurchase

Freddie Mac*

Agreement †

2.07% due 05/19/08

$

4,000,000 $

3,988,960

Lehman Brothers, Inc. issued

Federal Home Loan Bank*

03/31/08 at 1.10% due

2.18% due 04/03/08

3,000,000

2,999,636

04/01/08 (Secured by U.S.

Fannie Mae*

Treasury Bonds, at a rate of

2.14% due 04/16/08

2,000,000

1,998,217

4.38% and maturing 02/15/38

Farmer Mac*

as collateral, with a Market

1.65% due 04/01/08

1,000,000

1,000,000

Value of $20,207,475) to be

Federal Farm Credit Bank*

repurchased at $19,615,599

$

19,615,000 $

________

19,615,000

1.63% due 04/01/08

1,000,000

________

1,000,000

Total Repurchase Agreements

Total Federal Agency Discount Notes

(Cost $35,806,232)

________

35,806,232

(Cost $10,986,813)

________

10,986,813

Total Long Securities 206.9%

Contracts

(Cost $46,793,539)

$

________

46,793,045

OPTIONS PURCHASED

U.S. TREASURY OBLIGATIONS SOLD SHORT

0.0%

(71.7)%

Call Options on:

U.S. Treasury Bond at 4.38%

June 2008 U.S. Treasury

due 02/15/38

15,988,000

(16,212,831)

________

Bond Index Futures Contracts

Expiring May 2008 with

Total U.S. Treasury Obligations Sold

strike price of 142 ††

28

—

Short

(Proceeds $16,066,091)

(16,212,831)

Total Options Purchased

Total Short Sales (71.7)%

(Cost $494)

________

—

(Proceeds $16,066,091)

$

(16,212,831)

________

Face

Liabilities in Excess of Other

Amount

Assets – (106.9)%

$

(24,171,703)

_________

REPURCHASE AGREEMENTS

Net Assets – 100.0%

$

22,621,342

158.3%

Unrealized

Collateralized by U.S. Treasury

Contracts

Loss

Obligations

Currency Futures Contracts Sold Short

UBS, Inc. issued 03/31/08 at

June 2008 U.S. Treasury Bond

1.29% due 04/01/08

$      4,333,154

4,333,154

Futures Contracts

Morgan Stanley issued

(Aggregate Market Value of

03/31/08 at 1.35% due

Contracts $10,228,625)

86  $

________

(263,470)

04/01/08

3,961,928

3,961,928

Mizuho Financial Group, Inc.

*

The issuer is a publicly traded company that operates under

issued 03/31/08 at 1.30% due

a Congressional charter; its securities are neither issued nor

04/01/08

3,961,928

3,961,928

guaranteed by the U.S. Government.

Lehman Brothers Holdings, Inc.

issued 03/31/08 at 1.15% due

†

All or a portion of this security is held as collateral at

04/01/08

3,934,222

3,934,222

March 31, 2008.

††

Security is fair valued.

1